Exhibit 3.13

Autotote Enterprises, Inc.

By-Laws

AUTOTOTE ENTERPRISES, INC.

INCORPORATED UNDER THE LAWS
OF THE STATE OF CONNECTICUT

BY-LAWS

i

TABLE OF CONTENTS

(Continued)

ii

BY - LAWS

OF

AUTOTOTE ENTERPRISES, INC.

ARTICLE I

OFFICES

Section 1.       Principal Office.   The principal office shall be in the Town of New London, Connecticut.

Section 2.       Other Offices.   The Corporation may also have offices at such other places both within and without the State of Connecticut as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.       Place and Time.   All meetings of the shareholders for the election of Directors shall be held in the Town of New London, Connecticut or at such place as may be fixed from time to time by the Board of Directors. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Connecticut, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.       Annual Meeting.   Annual meetings of shareholders, commencing with the year 1994, shall be held on the first day of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which they will elect by a plurality vote a Board of

Directors and transact such other business as may properly be brought before the meeting.

Section 3.       Notice of Annual Meeting.   Written notice of annual meetings shall be given to each shareholder entitled to vote thereat not less than seven (7) days nor more than fifty (50) days before the date of the meeting.

Section 4.       Shareholder List for Elections.   Upon demand of any shareholder, the officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every election of Directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town, or village where the election is to be held and which place shall be specified in the notice of the meeting or, if not specified, at the place where the said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

Section 5.       Special Meetings.   Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the

President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning one-third in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.       Notice of Special Meeting.   Written notice of a special meeting of shareholders stating the time, place and object thereof shall be given to each shareholder entitled to vote thereat not less than seven (7) days nor more than fifty (50) days before the date of the meeting.

Section 7.      Business at Special Meeting.   Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 8.       Quorum.   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9.       Deciding Vote.   When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.     Proxies.   Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by written proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election for Directors which has been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors.

Section 11.     Written Consent in Lieu of Meeting.   Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

Section 12.     Stock Voting.   All voting shall be by voice vote, except that the President or any qualified voter may demand a stock vote, by ballot, each of which shall state the name of the shareholder voting, and, in addition, if such be cast by proxy, the name of the proxy shall be stated. The casting of all votes at meetings of the shareholders shall be governed by the provisions of the corporation laws of this State.

ARTICLE III

DIRECTORS

Section 1.       Number and Election.   The number of Directors which shall constitute the whole Board shall be not less than three (3) nor more than ten (10), except if there are less than three (3) shareholders the number of Directors may be the same as the number of shareholders. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each Director elected shall hold office, until his or her successor is elected and qualified. Directors need not be shareholders.

Section 2.       Vacancies.   Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3.       Powers.   The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 4.       Place of Meeting.   The Board of Directors of the Corporation may hold meetings, regular and special, either within or without the State of Connecticut.

Section 5.       Regular Meetings.   Regular meetings of the Board of Directors may be held without notice at such time and at such place in the State of Connecticut as shall from time to time be determined by the Board.

Section 6.       Special Meetings.   Special meetings of the Board may be called by the President on one (1) day’s notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one Director.

Section 7.       Quorum.   At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.       Action by Unanimous Written Consent.       Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action taken or to be taken by the Corporation shall be valid as a corporate action as though it had been authorized at a meeting of the. Board of Directors or of any committee thereof, as the case may be, if all of the Directors, or all members of a committee of the Board of Directors, as the case may be, severally or collectively consent in writing to any such action and the number of such Directors or members constitutes a quorum for such action.

Section 9.       Committees of Directors.   The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 10.     Compensation of Directors.   The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1.       Form.   Notices to Directors and shareholders shall be in writing and delivered personally or mailed to the Directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram.

Section 2.       Waiver.   Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or by these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of any person at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

ARTICLE V

OFFICERS

Section 1.       Number and Qualification.   The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, and a Treasurer. The Board of Directors may also choose a Vice President, additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

Section 2.       Other Officers.   The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3.       Compensation.   The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 4.       Term, Resignation, Removal and Vacancies.   The term of office of each officer shall be from the time of his election until his successor shall have been duly elected by the Board of Directors, or until his death, or until he shall have resigned or shall have been removed, as provided in these By-Laws. Any officer elected or appointed by the Board of Directors may be removed with or without cause, at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by vote of the Board of Directors, though such remaining Directors are less than a quorum, though the number of directors at a meeting is less than a quorum and though such majority is less than a quorum.

Section 5.       The President.   The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 6.       The Vice Presidents.   The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 7.       The Secretary.   The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the Corporate seal of the Corporation and he, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it and when so fixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall have responsibility for the share transfer books for shares of the Corporation and shall have charge of the other books, records and papers of the Corporation relating to its organization as a Corporation and shall see that the reports, statements and other documents required by law are properly filed with the appropriate agencies and kept.

Section 8.       Assistant Secretary.   The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers as the Board of Directors may from time to time prescribed.

Section 9.       Treasurer.   The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements and assets and liabilities of the Corporation in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

He shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 10.     Assistant Treasurer.     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.       Issuance.   Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.       Transfer Agents and Facsimile Signatures.   Where a certificate is signed: (1) by a transfer agent or an assistant transfer agent; or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman or Vice Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any office or officers who have signed, or whose facsimile signature or signatures have been used on, or any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3.       Lost Certificates.   The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.       Transfer of Stock.   Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificates and record the transaction upon its book.

Section 5.       Closing of Transfer of Books.   The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty (50) days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. In the case of a meeting of shareholders, the Board of Directors may close the stock transfer books of the Corporation or fix in advance a date that shall be not less than ten (10) full days immediately preceding the date on which such meeting is to be held.

Section 6.       Registered Shareholders.   The Corporation shall be entitled to- recognize the exclusive right of a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Connecticut.

ARTICLE VII

DIVIDENDS

Section 1.       Board Action Required. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Connecticut.

Section 2.       Reserves.   Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.       Amendment.   These By-Laws may be amended or repealed or new By-Laws may be adopted by any annual or special meeting of shareholders, or by the unanimous act of shareholders without a meeting, or at any regular or special meeting of the Board of Directors by resolution adopted by the affirmative vote of Directors holding a majority of the Directorships or by the unanimous written consent of the Directors without a meeting; provided that in the event of action at a meeting the proposed action shall be stated in the notice of such meeting. By-Laws adopted or amended by the Board of Directors shall be subject to amendment or repeal by the shareholders in all cases.

Section 2.      Checks.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.       Annual Statements and Fiscal Year.   At intervals of not more than twelve (12) months the Corporation shall prepare a balance sheet showing its financial condition as of the date not more than four (4) months prior thereto and a profit and loss statement respecting its operations for the twelve (12) months preceding such date. The fiscal year shall be established by resolution of the Board of Directors.

Section 4.       Seal.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Seal Connecticut.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced otherwise.

Section 5.       Books and Records.   There shall be maintained at the principal office of the Corporation a record of the Corporation shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. The balance sheet and a profit and loss statement of the Corporation shall be deposited at the principal office of the Corporation and be kept for. at least ten (10) years from such date, where it shall be subject to inspection by any shareholder of record during business hours.

ARTICLE IX

ORDER OF BUSINESS

Section 1.       The order of business at all meetings of the shareholders shall be as follows:

1.             Roll call.

2.             Proof of notice of meeting or waiver of notice.

3.             Reading of minutes of preceding meeting.

4.             Reports of officers.

5.             Reports of committees.

6.             Election of Directors.

7.             Unfinished business.

8.             New business.

Adopted by the Incorporator on June 23, 1993.

AUTOTOTE ENTERPRISES, INC.

By:	/s/ Robert D. Ciunci
Robert D. Ciunci, Incorporator